January 2025

Amendment No. 1 dated January 13, 2025 relating to

Preliminary Pricing Supplement No. 5,678

Registration Statement Nos. 333-275587; 333-275587-01

Dated December 27, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Enhanced Buffered Jump Securities Based on the Performance of the Invesco Nasdaq-100® ETF due January 31, 2030

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Enhanced Buffered Jump Securities, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented and modified by this document. The securities will pay no interest but will instead pay an amount in cash at maturity that may be greater than or less than the stated principal amount, depending on the closing price of the underlying shares on the valuation date. If the closing price of the underlying shares on the valuation date is greater than or equal to 85% of the initial share price, which we refer to as the downside threshold level, you will receive the stated principal amount for each security that you hold at maturity plus a minimum of the upside payment of at least $270 per security (to be determined on the pricing date). If the closing price of the underlying shares is greater than at least 27% (to be determined on the pricing date), you will receive for each security that you hold at maturity the stated principal amount plus an amount based on the percentage increase in the closing price of the underlying shares, subject to the maximum payment at maturity. However, if the closing price of the underlying shares on the valuation date is less than 85% of the initial share price, you will be exposed to the decline in the closing price of the underlying shares beyond the buffer amount of 15%, and you will lose some or a significant portion of your initial investment. The payment at maturity may be significantly less than the stated principal amount, and you could lose up to 85% of the stated principal amount of the securities. These long-dated securities are for investors who seek an equity fund-based return and who are willing to risk their principal and forgo current income and returns above the maximum payment at maturity in exchange for the potential to receive the minimum upside return and buffer features that in each case apply to a limited range of performance of the underlying shares. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security (See “Commissions and issue price” below)
Stated principal amount:	$1,000 per security
Pricing date:	January 28, 2025
Original issue date:	January 31, 2025 (3 business days after the pricing date)
Maturity date:	January 31, 2030
Aggregate principal amount:	$
Interest:	None
Underlying shares:	Shares of the Invesco Nasdaq-100® ETF (the “Fund”)
Payment at maturity:

●If the final share price is greater than or equal to the downside threshold level:

$1,000 + the greater of (i) $1,000 × share percent change and (ii) the upside payment

In no event will the payment at maturity exceed the maximum payment at maturity.

●If the final share price is less than the downside threshold level:

$1,000 × (share performance factor + buffer amount)

Under these circumstances, the payment at maturity will be less, and potentially significantly less, than the stated principal amount of $1,000, subject to the minimum payment at maturity of $150 per security.

Final share price:	The closing price of one underlying share on the valuation date multiplied by the adjustment factor on such date
Downside threshold level:	$ , which is 85% of the initial share price
Share percent change:	(final share price – initial share price) / initial share price
Initial share price:	$ , which is the closing price of one underlying share on the pricing date
Upside payment:	At least $270 per security (27% of the stated principal amount). The actual upside payment will be determined on the pricing date.
Maximum payment at maturity:	$1,600 per security (160% of the stated principal amount)
Share performance factor:	final share price / initial share price
Buffer amount:	15%
Minimum payment at maturity:	$150 per security (15% of the stated principal amount)
Valuation date:	January 28, 2030, subject to postponement for non-trading days and certain market disruption events
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the underlying shares
CUSIP:	61777RVQ3
ISIN:	US61777RVQ37
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $939.40 per security, or within $55.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of proceeds and hedging” on page 18.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Invesco Nasdaq-100® ETF due January 31, 2030

Principal at Risk Securities

Investment Summary

Enhanced Buffered Jump Securities

Principal at Risk Securities

The Enhanced Buffered Jump Securities due January 31, 2030 Based on the Performance of the Invesco Nasdaq-100® ETF (the “securities”) can be used:

￭As an alternative to direct exposure to the underlying shares that provides a minimum positive return of at least 27% per security (to be determined on the pricing date) if the underlying shares appreciate or do not depreciate by more than 15% as of the valuation date and offers 1-to-1 participation in the underlying shares if the appreciation of the underlying shares is greater than at least 27% (to be determined on the pricing date), subject to the maximum payment at maturity;

￭To enhance returns and potentially outperform the underlying shares in a moderately bullish or moderately bearish scenario; and

￭To obtain a buffer against a specified level of negative performance of the underlying shares.

The securities are exposed on a 1-to-1 basis to the percentage decline of the final share price from the initial share price beyond the buffer amount of 15%. Accordingly, 85% of your principal is at risk.

Maturity:	5 years
Upside payment:	At least $270 per security (27% of the stated principal amount). The actual upside payment will be determined on the pricing date.
Downside threshold level:	85% of the initial share price
Buffer amount:	15%
Maximum payment at maturity:	$1,600 per security (160% of the stated principal amount)
Minimum payment at maturity:	$150 per security. Investors may lose up to 85% of the stated principal amount of the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $939.40, or within $55.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the upside payment, the maximum payment at maturity, the downside threshold level, the buffer amount and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring

January 2025 Page 2

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Invesco Nasdaq-100® ETF due January 31, 2030

Principal at Risk Securities

and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

January 2025 Page 3

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Invesco Nasdaq-100® ETF due January 31, 2030

Principal at Risk Securities

Key Investment Rationale

This 5-year investment does not pay interest but offers a minimum positive return of at least 27% per security (to be determined on the pricing date) if the final share price is greater than or equal to 85% of the initial share price, which we refer to as the downside threshold level, and 1-to-1 participation in the underlying shares if the appreciation of the underlying shares is greater than at least 27% (to be determined on the pricing date), subject to the maximum payment at maturity. However, if the final share price is less than the downside threshold level, the payment at maturity will be less, and possibly significantly less, than the stated principal amount of the securities. You could lose up to 85% of the stated principal amount of the securities.

Upside Scenario

If the final share price is greater than or equal to the downside threshold level, the payment at maturity for each security will be equal to $1,000 plus the greater of (i) $1,000 multiplied by the share percent change and (ii) the upside payment of at least $270. The actual upside payment will be determined on the pricing date. In no event will the payment at maturity exceed the maximum payment at maturity of $1,600 per security.

Downside Scenario

If the final share price is less than the downside threshold level, you will lose 1% for every 1% decline beyond the buffer amount of 15% (e.g., a 40% depreciation in the underlying shares will result in the payment at maturity of $750 per security).

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Invesco Nasdaq-100® ETF due January 31, 2030

Principal at Risk Securities

Hypothetical Payment on the Securities at Maturity

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the securities based on the following terms:

Stated principal amount:	$1,000 per security
Downside threshold level:	85% of the initial share price
Buffer amount:	15%
Hypothetical upside payment:	$270 per security (27% of the stated principal amount). The actual upside payment will be determined on the pricing date.
Maximum payment at maturity:	$1,600 per security

Payoff Diagram for the Enhanced Buffered Jump Securities

How it works

◼Upside Scenario. If the final share price is greater than or equal to the downside threshold level, the investors will receive $1,000 plus the greater of (i) $1,000 multiplied by the share percent change and (ii) the hypothetical upside payment of $270 per security. In no event will the payment at maturity exceed the maximum payment at maturity of $1,600 per security. Under the terms of the securities, investors will receive a payment at maturity of $1,270 per security if the final share price has remained unchanged or has increased by no more than 27% from the initial share price, and will receive $1,000 plus an amount that represents a 1-to-1 participation in the appreciation of the underlying shares, subject the maximum payment at maturity, if the final share price has increased from the initial share price by more than 27%.

◼Downside Scenario. If the final share price is less than the downside threshold level, the payment at maturity will be less than the stated principal amount of $1,000 by an amount that is proportionate to the decline in the final share price from the initial share price beyond the buffer amount of 15%. In this scenario, investors will lose some or a significant portion of the amount invested in the securities. For example, if the final share price declines by 40% from the initial share price, the payment at maturity will be $750 per security (75% of the stated principal amount).

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Invesco Nasdaq-100® ETF due January 31, 2030

Principal at Risk Securities

Hypothetical Examples

The following table and examples illustrate the return on the securities and the payment at maturity for a range of hypothetical percentage changes in the final share price from the initial share price, depending on whether or not the final share price is below the downside threshold level. They are based on the following values:

Stated principal amount:	$1,000 per security
Hypothetical initial share price:	$400.00
Hypothetical downside threshold level:	$340.00 (85% of the hypothetical initial share price)
Buffer amount:	15%
Hypothetical upside payment:	$270 per security. The actual upside payment will be determined on the pricing date.
Maximum payment at maturity:	$1,600 per security

The actual initial share price and downside threshold level will be determined on the pricing date.

Final share price	Share percent change	Return on securities	Payment at maturity (per $1,000 security)
$400.00	100.00%	60.00%	$1,600.00
$380.00	90.00%	60.00%	$1,600.00
$360.00	80.00%	60.00%	$1,600.00
$340.00	70.00%	60.00%	$1,600.00
$320.00	60.00%	60.00%	$1,600.00
$300.00	50.00%	50.00%	$1,500.00
$280.00	40.00%	40.00%	$1,400.00
$260.00	30.00%	30.00%	$1,300.00
$254.00	27.00%	27.00%	$1,270.00
$240.00	20.00%	27.00%	$1,270.00
$220.00	10.00%	27.00%	$1,270.00
$210.00	5.00%	27.00%	$1,270.00
$200.00	0.00%	27.00%	$1,270.00
$190.00	-5.00%	27.00%	$1,270.00
$180.00	-10.00%	27.00%	$1,270.00
$170.00	-15.00%	27.00%	$1,270.00
$168.00	-16.00%	-1.00%	$990.00
$160.00	-20.00%	-5.00%	$950.00
$140.00	-30.00%	-15.00%	$850.00
$120.00	-40.00%	-25.00%	$750.00
$100.00	-50.00%	-35.00%	$650.00
$80.00	-60.00%	-45.00%	$550.00
$60.00	-70.00%	-55.00%	$450.00
$40.00	-80.00%	-65.00%	$350.00
$20.00	-90.00%	-75.00%	$250.00
$0.00	-100.00%	-85.00%	$150.00

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Invesco Nasdaq-100® ETF due January 31, 2030

Principal at Risk Securities

EXAMPLE 1: The final share price is greater than or equal to the downside threshold level and has increased from the initial share price by 60%. Your return is equal to the maximum payment at maturity, and you do not participate in the full appreciation of the underlying shares.

Hypothetical final share price	=	$640.00
Payment at maturity	=	maximum payment at maturity
	=	$1,600
Payment at maturity	=	$1,600 per security

EXAMPLE 2: The final share price is greater than or equal to the downside threshold level and has increased from the initial share price by 30%. You participate in the appreciation of the underlying shares.

Hypothetical final share price	=	$520.00
Share percent change	=	(final share price – initial share price) / initial share price
	=	($520.00 - $400.00) / $400.00
	=	30%
Payment at maturity	=	$1,000 × ($1,000 × share percent change)
	=	$1,300
Payment at maturity	=	$1,300 per security

EXAMPLE 3: The final share price is greater than or equal to the downside threshold level and has increased from the initial share price by 10%. You receive the stated principal amount plus the upside payment.

Hypothetical final share price	=	$440.00
Payment at maturity	=	stated principal amount + upside payment
	=	$1,000 + $270
Payment at maturity	=	$1,270 per security

EXAMPLE 4: The final share price has declined from the initial share price by 5% but is greater than the downside threshold level. You receive the stated principal amount plus the upside payment.

Hypothetical final share price	=	$380.00
Payment at maturity	=	stated principal amount + upside payment
	=	$1,000 + $270
Payment at maturity	=	$1,270 per security

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Invesco Nasdaq-100® ETF due January 31, 2030

Principal at Risk Securities

EXAMPLE 5: The final share price has declined from the initial share price by 50% and is therefore less than the downside threshold level. You are exposed to the decline in the final share price from the initial share price beyond the buffer amount of 15%.

Hypothetical final share price	=	$200.00
Share performance factor	=	final share price / initial share price
	=	$200.00 / $400.00
	=	50%
Payment at maturity	=	$1,000 × (share performance factor + buffer amount)
	=	$1,000 × (50% + 15%)
	=	$1,000 × 65%
Payment at maturity	=	$650 per security

If the final share price is less than the downside threshold level, you will lose some or a significant portion of your investment in an amount proportionate to the decline in the final share price from the initial share price beyond the buffer amount of 15%. You could lose up to 85% of your investment.

January 2025 Page 8

Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Invesco Nasdaq-100® ETF due January 31, 2030

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for Jump Securities, index supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest and provide for the minimum payment at maturity of only 15% of your principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest and provide for the minimum return of only 15% of the principal amount at maturity. If the final share price is less than the downside threshold level, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each security, reflecting the negative performance of the underlying shares over the term of the securities beyond the buffer amount of 15%. You could lose up to 85% of the stated principal amount of the securities.

￭The appreciation potential of the securities is limited by the maximum payment at maturity. The appreciation potential of the securities is limited by the maximum payment at maturity of $1,600 per security, or 160% of the stated principal amount. Because the payment at maturity will be limited to 160% of the stated principal amount, any increase in the closing price of the underlying shares beyond 160% of the initial share price will not further increase your return on the securities. See “Hypothetical Payment on the Securities at Maturity” on page 5 above.

￭You will not benefit from the upside payment if the final share price is below the downside threshold level. If the final share price is less than the downside threshold level, the payment at maturity will depend solely on the closing price of the underlying shares on the valuation date, and, accordingly, you will lose the benefit of the limited protection against the loss of principal based on the upside payment. Instead, under these circumstances, you will be exposed on a 1-to-1 basis to the decline in the closing price of the underlying shares beyond the buffer amount of 15%, and you will lose some or a significant portion of your investment.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

othe trading price, volatility (frequency and magnitude of changes in value) and dividends of the underlying shares and of the stocks composing the Nasdaq-100 Index® (the “share underlying index”),

ointerest and yield rates in the market,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or the securities markets generally and which may affect the final share price of the underlying shares, othe time remaining until the securities mature,

othe occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. In particular, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of the underlying shares is near, at or below the downside threshold level.

You cannot predict the future performance of the underlying shares based on their historical performance. If the final share price is less than 85% of the initial share price, you will be exposed on a 1-to-1 basis to such decline in the final share price beyond the buffer amount. There can be no assurance that the final share price will be greater than or equal to 85% of the initial share price so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold, or that you will not lose some or a significant portion of your investment.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Invesco Nasdaq-100® ETF due January 31, 2030

Principal at Risk Securities

ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the securities is not linked to the price of the underlying shares at any time other than the valuation date. The final share price will be based on the closing price of one underlying share on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the price of the underlying shares appreciates prior to the valuation date but then drops by the valuation date to be below the downside threshold level, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the price of the underlying shares prior to such drop. Although the actual price of the underlying shares on the stated maturity date or at other times during the term of the securities may be higher than the final share price, the payment at maturity will be based solely on the closing price of one underlying share on the valuation date.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Investing in the securities is not equivalent to investing in the underlying shares or the stocks composing the share underlying index. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying index or the stocks that constitute the share underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying index.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but

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Morgan Stanley Finance LLC

Enhanced Buffered Jump Securities Based on the Performance of the Invesco Nasdaq-100® ETF due January 31, 2030

Principal at Risk Securities

is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, the final share price, the downside threshold level, the share percent change or the share performance factor, as applicable, and the payment that you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final share price in the event of a market disruption event or discontinuance of the share underlying index. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Securities—Market Disruption Event,” “—Postponement of Valuation Date(s),” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in case of an Event of Default,” “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying shares or the share underlying index or its component stocks), including trading in the underlying shares, the stocks that constitute the share underlying index as well as in other instruments related to the underlying shares or the share underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlying shares and the stocks that constitute the share underlying index and other financial instruments related to the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price, and, therefore, could increase the price at or above which the underlying shares must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the closing price of the underlying shares on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. In addition, there is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Shares

￭Adjustments to the underlying shares or to the share underlying index could adversely affect the value of the securities. The investment adviser to the Fund, Invesco Capital Management LLC (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the Fund. Any of

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these actions could adversely affect the price of the underlying shares and, consequently, the value of the securities. Nasdaq, Inc. is responsible for calculating and maintaining the share underlying index. Nasdaq, Inc. may add, delete or substitute the stocks constituting the share underlying index or make other methodological changes that could change the value of the share underlying index, and, consequently, the price of the underlying shares and the value of the securities. Nasdaq, Inc. may discontinue or suspend calculation or publication of the share underlying index at any time. If trading in the underlying shares is permanently discontinued and/or the Fund is liquidated or otherwise terminated, and Nasdaq, Inc. subsequently discontinues publication of the share underlying index, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the price of the underlying shares, and, consequently, the value of the securities.

￭The performance and market price of the Fund, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the Fund. The Fund does not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.  In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index.  All of these factors may lead to a lack of correlation between the performance of the Fund and the share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the Fund may impact the variance between the performances of the Fund and the share underlying index.  Finally, because the shares of the Fund are traded on  an exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from the net asset value per share of the Fund.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the Fund may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the Fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the Fund, and their ability to create and redeem shares of the Fund may be disrupted. Under these circumstances, the market price of shares of the Fund may vary substantially from the net asset value per share of the Fund or the level of the share underlying index.

For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the Fund.  Any of these events could materially and adversely affect the price of the shares of the Fund and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the Fund on the valuation date, even if the Fund’s shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the Fund.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlying shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the underlying shares. However, the calculation agent will not make an adjustment for every event that could affect the underlying shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, the adjustment factor may materially and adversely affect the value of the securities.

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Invesco Nasdaq-100® ETF Overview

Invesco Nasdaq-100® ETF is an exchange-traded fund managed by Invesco Capital Management LLC, which seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the Nasdaq-100 Index®. The Fund will invest at least 90% of its total assets in the securities that comprise the Nasdaq-100 Index®. The Invesco Exchange-Traded Fund Trust II (the “Trust”) is a registered investment company that consists of numerous separate investment portfolios, including the Invesco Nasdaq-100® ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-138490 and 811-21977, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the underlying shares is accurate or complete.

Information as of market close on January 10, 2025:

Bloomberg Ticker Symbol:	QQQM UQ
Current Share Price:	$208.85
52 Weeks Ago:	$168.16
52 Week High (on 12/16/2024):	$221.51
52 Week Low (on 1/17/2024):	$167.62

The following graph sets forth the daily closing prices of the underlying shares for the period from October 13, 2020 through January 10, 2025. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the underlying shares for each quarter in the same period. The closing price of the underlying shares on January 10, 2025 was $208.85. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the underlying shares should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the underlying shares on the valuation date.

Shares of the Invesco Nasdaq-100® ETF Daily Closing Prices October 13, 2020 to January 10, 2025

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Invesco Nasdaq-100® ETF (CUSIP 46138G649)	High ($)	Low ($)	Period End ($)
2020
Fourth Quarter (beginning October 13, 2020)	128.97	110.86	128.97
2021
First Quarter	138.29	123.28	131.17
Second Quarter	145.92	130.36	145.70
Third Quarter	157.04	145.73	147.11
Fourth Quarter	166.07	145.01	163.55
2022
First Quarter	165.24	130.92	148.97
Second Quarter	151.87	111.72	115.20
Third Quarter	137.02	109.95	109.95
Fourth Quarter	120.86	107.00	109.53
2023
First Quarter	132.01	107.70	132.01
Second Quarter	152.29	127.48	151.98
Third Quarter	158.70	145.69	147.41
Fourth Quarter	169.35	141.26	168.54
2024
First Quarter	183.59	163.11	182.69
Second Quarter	199.67	170.63	197.11
Third Quarter	207.00	178.94	200.85
Fourth Quarter	221.51	198.06	210.45
2025
First Quarter (through January 10, 2025)	215.93	208.85	208.85

This document relates only to the securities offered hereby and does not relate to the underlying shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying shares (and therefore the price of the underlying shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlying shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

The securities are not sponsored, endorsed, sold, or promoted by Invesco Capital Management LLC. Invesco Capital Management LLC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Invesco Capital Management LLC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Nasdaq-100 Index®. The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The

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Nasdaq Stock Market LLC (the “Nasdaq”). The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. The Nasdaq-100 Index® is described in “Nasdaq-100 Index®” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 and integral multiples thereof
Share underlying index:	Nasdaq-100 Index®
Share underlying index publisher:	Nasdaq, Inc., or any successor thereof
Postponement of maturity date:

If the scheduled valuation date is not a trading day or if a market disruption event occurs on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date as postponed.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, if any, with respect to the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due, if any, with respect to the securities to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the securities, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. investors should read the section entitled “United States Federal Taxation-Tax Consequences to U.S. Holders-Possible Application of Section 1260 of the Code” in the accompanying product supplement for Jump Securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should

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not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying index listed on major securities markets, or in any other securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the price of the underlying shares on the pricing date, and therefore the price at or above which the underlying shares must close on the valuation date so that investors do not suffer a loss on their initial investment in the securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the underlying shares, futures or options contracts on the underlying shares or component stocks of the share underlying index listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying shares, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the upside payment, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying

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product supplement.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley or MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for Jump Securities and the index supplement if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Jump Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for Jump Securities, in the index supplement or in the prospectus.

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